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Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned officers of Univision Communications Inc. (the "Company"), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

          (i)    The annual report on Form 10-K for the year ended December 31, 2003 of the Company, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section-15(d) of the Securities Exchange Act of 1934; and

          (ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2004	/s/ A. JERROLD PERENCHIO A. Jerrold Perenchio
Chairman and Chief Executive Officer

Dated: March 12, 2004	/s/ GEORGE W. BLANK George W. Blank
Chief Financial Officer

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  Exhibit 32.1